Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the AZZ incorporated 2005 Long-Term Incentive Plan of our report dated March 31, 2005, with respect to the consolidated financial statements and schedule of AZZ incorporated included in its Annual Report (Form 10-K) for the year ended February 28, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Fort Worth, Texas January 11, 2006